SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2004

SAVE THE WORLD AIR, INC.

(Exact name of registrant as specified in charter)

Nevada	0-29185	52-2088326

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5125 Lankershim Boulevard, North Hollywood, California 91601

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (818) 487-8000

(Former name or former address, if changed since last report)

License Agreement
Press Release issued on July 12, 2004

Item 5. Other Events.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES

Item 5. Other Events.

     The Company has amended its original agreement with the RAND Corporation and has executed a License Agreement with Temple University in Philadelphia, Pennsylvania. The License Agreement is attached hereto as Exhibit 99.1.

     This undertaking relates to commercialization of myriads of products that the Company hopes will be widely accepted by the petroleum industry. The Company has applied for patent protection for this new technology. Use of these new SWA products may extend the life of world oil reserves and be beneficial in reducing future damage to the world’s ecology, threatened by oil exploration.

     The Company expects that by mid-2005 the feasibility study, including market assessment and the theoretical and engineering evaluations, will have been completed. If at that time the Company determines the products are both practical to engineer and will be accepted by the petroleum industry, the Company may then proceed with the design of prototypes, a demonstration program and the commercialization of these products.

     Attached as Exhibit 99.2 hereto is the Company’s press release issued on July 12, 2004 regarding the License Agreement with Temple University.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits. The following exhibits are filed herewith:

Exhibit
Number	Document
99.1	License Agreement, dated as of July 1, 2004, between Save the World Air, Inc. and Temple University

99.2	Press release issued by Save the World Air, Inc. on July 12, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 12, 2004	SAVE THE WORLD AIR, INC.
	By:	/s/ Eugene E. Eichler
Eugene E. Eichler
President and Chief Financial Officer